UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 29, 2024

CANOO INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38824 (Commission File Number)	82-1476189 (I.R.S. Employer Identification Number)

19951 Mariner Avenue Torrance, California	90503
(Address of principal executive offices)	(Zip Code)

(424) 271-2144

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOEV	The Nasdaq Capital Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	GOEVW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 29, 2024, Canoo Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) at 8:30 a.m. Central Time. At the close of business on January 9, 2024, the record date of the Special Meeting, the Company had 917,005,063 shares of common stock, par value $0.0001 per share (“Common Stock”) outstanding. The holders of 497,267,983 shares of the Company’s Common Stock were present at the Special Meeting, either online or by proxy, which constituted a quorum for the purpose of conducting business at the Special Meeting.

The following are the voting results of the proposals considered and voted on at the Special Meeting, each of which is described in detail in the Company’s definitive proxy statement, dated January 18, 2024, filed by the Company with the Securities and Exchange Commission.

Proposal No. 1: Reverse Stock Split Proposal

The Company’s stockholders approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s Common Stock at a reverse stock split ratio ranging from 1:2 to 1:30, and to authorize the Company’s board of directors to determine the timing of the amendment at its discretion at any time, if at all, but in any case prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by the Company’s stockholders at the Special Meeting and the specific ratio of the reverse stock split.

Votes For	Votes Against	Abstentions
409,815,680	84,732,673	2,719,630

Proposal No. 2: CEO Equity Awards Proposal

The Company’s stockholders approved the issuance to Tony Aquila, the Company’s Executive Chair and Chief Executive Officer of (x) a performance-vesting restricted stock unit award (the “CEO PSU”) representing the right to receive 39,382,767 shares of the Company’s Common Stock, 50% of which may vest based on the achievement of certain cumulative Company revenue milestones for the twelve months ended December 31, 2024 and for the twenty-four months ended December 31, 2025, and 50% of which may vest based on certain thresholds relating to the volume weighted average trading price of the Company’s Common Stock any time during the twelve months ended December 31, 2024 and the twenty-four months ended December 31, 2025, subject to continuous services requirements through the applicable service vesting date (in each instance, subject to any adjustments to the Company’s stock price, including the effectuation of the reverse stock split contemplated by the Reverse Stock Split Proposal) and (y) a restricted stock unit award (the “CEO RSU” and, together with the “CEO PSU”, the “CEO Equity Awards”) representing the right to receive 78,765,530 shares of the Company’s Common Stock, the initial 50% of which will vest immediately and the latter 50% of which will vest in equal increments on January 1, 2025 and January 1, 2026. The issuance of the CEO Equity Awards will be outside of the Canoo Inc. 2020 Equity Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
244,761,379	72,135,135	3,188,391	177,183,078

Proposal No. 3: Adjournment Proposal

The Company’s stockholders approved a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, one or more of the other proposals to be voted on at the Special Meeting, which was referred to as the Adjournment Proposal.

Votes For	Votes Against	Abstentions
411,932,545	75,024,889	10,310,549

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 29, 2024	CANOO INC.

	By:	/s/ Hector Ruiz
	Name:	Hector Ruiz
	Title:	General Counsel and Corporate Secretary